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                                                                     EXHIBIT 5.3


PRESTON | GATES | ELLIS LLP


                                November 16, 2004



Intrawest Corporation
Suite 800
200 Burrard Street
Vancouver, BC
V6C 3L6


        Re:  Registration Statement on Form F-10 relating to
             US$226,000,000 7.50% Senior Exchange Notes due October 15, 2013 and Cdn$125,000,000 6.875% Senior Exchange Notes due October 15, 2009


Ladies and Gentlemen:

     We have acted as United States counsel to Intrawest Corporation (the "Company") in connection with the above-referenced registration statement (the "Registration Statement") filed with the Securities and Exchange Commission, as amended, for the registration of the Company's above described Senior Exchange Notes.

     In connection with that registration, we consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.


                                   Very truly yours,

                                   PRESTON GATES & ELLIS LLP


                                   By:  /s/ Christopher H. Cunningham
                                      ------------------------------------------
                                            Christopher H. Cunningham







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